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[LETTERHEAD OF DELOITTE & TOUCHE LLP]

                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

Civic BanCorp
Oakland, California

We consent to the incorporation by reference in this Registration Statement of Civic BanCorp on Form S-8 of our report dated January 26, 1994 appearing in the Annual Report on Form 10-K of Civic BanCorp for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP

December 22, 1995